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                                                                     EXHIBIT 5.1

                               PALMER & DODGE LLP
                               ONE BEACON STREET
                             BOSTON, MA  02108-3190


Telephone: (617) 573-0100                            Facsimile: (617) 227-4420


                               February 13, 1997


Parametric Technology Corporation
128 Technology Drive
Waltham, MA 02154

Ladies and Gentlemen:

  We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 3,386,175 additional shares of Common Stock, $.01 par value per share (the "Shares"), of Parametric Technology Corporation, a Massachusetts corporation (the "Company"), issuable upon exercise of options granted or to be granted under the Company's 1997 Incentive Stock Option Plan (the "Plan").

     It is our opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

  We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                    Very truly yours,



                                    /s/ PALMER & DODGE LLP





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